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                                                                    Ex-99.(e)(4)

                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

     This Agreement is entered into by and among RIVERSOURCE DISTRIBUTORS, INC. (the "Distributor") and ______________________ (the "Dealer").

                                    RECITALS

A. Distributor acts as a distributor of shares of beneficial interest of certain investment companies and series thereof.

B. Each such investment company and/or series thereof may offer one or more classes (the "Class" or "Classes") of its shares ("the Shares"), which Classes will have such relative rights and conditions as are described in the prospectus (the "Prospectus") and in the statement of additional information (the "SAI") and will be sold in the manner and on the terms provided in the Prospectus and SAI.

C. Distributor has been authorized to enter into selling agreements with broker-dealers that are lawfully registered under federal law and any applicable state law that provide for such broker-dealers to obtain unconditional orders for purchases and/or redemptions of the investment companies' Shares from investors.

D. Distributor and Dealer both intend that, through this Agreement, Dealer become one of such securities dealers of the Shares of the Classes of the investment companies and/or series thereof that are listed on the attached Schedule A (each such series a "Fund" and collectively the "Funds").

E. Distributor's authorization of Dealer as a securities dealer of the Funds may be subject to or limited by other written agreements between the parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Role of Dealer. Dealer may solicit and receive orders for the purchase and redemption, and/or exchange of Shares of Classes of the Funds and may offer Shares of Classes of the Funds for sale to its customers pursuant to the terms of this Agreement, and Distributor will make Shares available for these purposes. Dealer understands and acknowledges that (a) Distributor may, at any time at its option, act as a securities dealer; (b) this Agreement is not exclusive and Distributor may at its sole discretion enter into agreements (which may or may not be the same as this Agreement) with other securities dealers in respect of the sale of Fund Shares; (c) the Funds and/or Distributor may modify, suspend, terminate or withdraw entirely the offering of Shares of any Fund or any Class thereof at any time without notice to Dealer; (d) the Funds and/or Distributor may, at any time, change the sales charge (if any), or dealer allowance (if any) applicable to any Fund or any Class thereof; and (e) Distributor will be under no obligation to Dealer or to Dealer's customers except for obligations that derive from applicable rules and regulations, that are set forth in the Prospectus or SAI, or that are expressly assumed by Distributor herein. Distributor shall promptly notify Dealer of any

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

material modification, suspension, termination, or withdrawal of the offering of Shares of any Fund or any Class thereof.

2. Duties of Dealer. (a) If and when Dealer receives customer orders in good form, as that term is defined in the Prospectus, for the purchase or redemption of Shares of a Fund, Dealer will transmit such orders to Distributor or the Fund's designated agent on a timely basis and will comply with (1) the procedures relating to the purchase or redemption (as appropriate) of Shares of such Fund as set forth in the Prospectus of the relevant Class of such Fund and in the SAI relating to the relevant Class of such Fund, in each case as most recently amended or supplemented; (2) a separate agreement with respect to trading via the NSCC-FundSERV networking system; and (3) the procedures relating to orders for purchase and redemption that are set forth in Schedule B.

(b) Dealer and Distributor will effect all orders for the purchase of Shares of Fund Classes with front-end sales charges at the public offering price next computed after receipt of the order by Dealer, which will include a front-end sales charge (the "Sales Charge"). The Sales Charge for any purchase of Shares will be subject to any waivers or reductions that may apply to the purchase of Shares of such Class that are set forth in the Prospectus and/or SAI for such Fund or Class, as may be amended by the Fund at any time in its sole discretion, provided, however, Distributor shall promptly notify Dealer of such amendment. Dealer and Distributor will effect all orders for the purchase of Shares of those Fund Classes without front-end sales charges at their respective net asset values per share, as such net asset values are next computed after receipt of the order by Dealer ("NAVs"). Dealer and Distributor will effect orders to redeem all Fund Shares of Classes at the respective NAV less any applicable deferred sales charge or redemption fee as described in the then-current Prospectus and/or SAI for such Class.

Any amendment to a Prospectus which affects the Sales Charges, waivers or discounts will apply to sales on which orders have been accepted by Distributor after the effective date of notice of such amendment. Dealer's placement of an order for Shares of a Fund or Class after such date of any notice of such amendment will conclusively evidence Dealer's agreement to be bound thereby.

(c) Dealer agrees to buy Shares of the Funds for purchase by Dealer's customers only through Distributor and not from any other sources and to redeem Shares of the Funds only through Distributor. Distributor will have no obligation to sell Shares of any Fund to Dealer at any time that Distributor is not acting as distributor for such Fund. Dealer will purchase Shares of the Funds from Distributor only to cover purchase orders already received from Dealer's customers. Dealer will not withhold placing with Distributor orders received in good form from Dealer's customers so as to profit as a result of such withholding. All orders to purchase Shares of the Funds are subject to acceptance or rejection by Distributor or the Funds in the sole discretion of either, provided, however, Distributor shall promptly notify Dealer of any such rejection and the reason(s) therefore. Dealer and Distributor will not accept any conditional orders to purchase or redeem Shares. For purposes of this paragraph 2(c), Dealer may have or make arrangements with a third party broker-dealer through whom it clears its

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

trades. Dealer is authorized to sell Shares of the Funds only so long as this Agreement remains effective.

(d) In offering and selling Shares of a Fund, Dealer will rely solely on the representations contained in the Prospectus and SAI for the relevant Class or Classes of such Fund, as most recently amended, and in the registration statement on Form N-1A relating to such Shares, including all exhibits thereto, as of the effective date of the most recent post-effective amendment thereto (the "Registration Statement"). Dealer and its agents will not provide to any person any information relating to the Shares of any Fund or Distributor that is not consistent with the information contained in the relevant Prospectus, SAI and Registration Statement. Dealer will only publish or use any other advertising or sales material relating to any Fund or Distributor if Distributor has provided it to the Dealer or if Distributor has given prior written consent to the use of such advertising or sales material. Distributor shall be responsible and have sole liability for all materials, and the contents thereof, provided to Dealer or that are otherwise approved by Distributor. Notwithstanding anything herein, Dealer will remain solely responsible and will bear all liability for any advertising or sales material that Dealer prepares or modifies that is not reviewed and approved in writing by Distributor. Dealer agrees to be responsible for the proper instruction and training of all sales personnel employed by the Dealer, in order that the Shares will be offered and sold in accordance with the terms of this Agreement and in compliance with all applicable laws, rules and regulations.

(e) In all sales of Shares of the Funds to the public, Dealer will act as agent for the accounts of its customers. Nothing herein will be deemed or construed to make Dealer or any other securities dealer a partner, employee, representative or agent of the Funds or Distributor or any other securities dealer, or to create a partnership, joint venture, syndicate or association between or among such parties. Neither party hereto will be, act as, or represent itself as, the agent or representative of the other, nor will either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party.

(f) Dealer agrees that Distributor will have full authority to act upon Dealer's express instructions to repurchase or exchange Shares of the Funds on behalf of Dealer's customers under the terms and conditions provided in the Prospectus and the SAI for the relevant Fund or Class.

(g) Dealer will provide to its customers, at its own expense, the appropriate Fund Prospectus upon the customer's initial purchase and upon subsequent purchases, and will provide periodic updates and supplements and, if requested by a customer, will provide at its own expense the appropriate SAI to any customer, in all cases within the time periods and in the manners then required by applicable law. In this regard, Dealer acknowledges its responsibilities under Rule 15c2-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), Section 4(3) of the Securities Act of 1933 (the "Securities Act") and
Section 24(d) of the Investment Company Act of 1940, as amended (the "Investment Company Act") relating to the distribution and delivery of preliminary and final prospectuses and agrees to comply

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

therewith. Dealer also agrees to deliver, at its own expense, copies of the annual and interim reports, proxy solicitation materials, and any other required shareholder communications relating to the Shares of any purchaser or customer whose Shares Dealer is holding as record holder. Dealer further agrees to make reasonable efforts to cooperate with Distributor to obtain proxies from those purchasers whose Shares it is holding as record holder and return such proxies to Distributor. As requested by Dealer, Distributor will provide to Dealer, for distribution by Dealer to its customers that own or have placed orders to purchase shares, copies of the Funds' Prospectuses, SAIs, annual and interim reports and proxy solicitation materials. Upon customer request, Dealer will provide information regarding each Class offered by a Fund as contemplated by the applicable Prospectus, whether or not Dealer offers such Class to its customers.

(h) Dealer shall furnish notice of dividends or other distributions payable on the Shares to customers, once such notice is received by Dealer from Distributor.

(i) Dealer will provide its customers with disclosure of all appropriate facts relating to compensation relating to selling Fund Shares, as may be required by applicable federal and state law, regulations and rules and by the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD"). Such disclosure shall include, but not be limited to, providing customers confirmations in accordance with the requirements of Rule 10b-10 under the Securities and Exchange Act of 1934.

(j) In the event that Dealer offers more than one Class of a Fund to customers, Dealer will determine customer eligibility for a Class prior to selling it to such customer and will act in good faith and use its best efforts to advise customers as to the relative advantages of each Class offered through Dealer and as to the availability of any waivers or reductions in Sales Charges. Dealer acknowledges that it is solely responsible for all suitability determinations, including those required by applicable rules (such as NASD Rule 2310), with respect to sales of Shares of the Funds to Dealer's customers and that Distributor has no responsibility for the manner of Dealer's performance of, or for Dealer's acts or omissions in connection with, the duties and activities Dealer undertakes pursuant to this Agreement. The parties acknowledge that a Fund's Prospectus or SAI shall set forth a description of waivers or reductions of the Sales Charge in certain cases. Dealer hereby undertakes (i) to determine the applicability to Dealer's customers of any such waivers or reductions; and
(ii) to inform the Distributor where any such waiver or reduction is applicable to an order placed through Dealer. Dealer and its agents will not place an order for Shares in an amount just below the point at which Sales Charges are reduced for the sole purpose of benefiting from a higher Sales Charge applicable to an amount below the breakpoint.

(k) Dealer acknowledges that the Funds have instituted and adopted policies and procedures designed to deter market timing activity in the Funds and may take such action (including, without limitation, restricting exchanges, imposing redemption fees and rejecting certain purchase orders) as the Funds deem necessary to reduce, discourage or eliminate frequent trading activities as described in a Fund's Prospectus. Dealer will impose any redemption fees described in the relevant Fund's Prospectus on applicable Share redemptions by its

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

customers, and Dealer will cooperate with the Funds and/or Distributor to implement any such procedures and restrictions on frequent trading or market timing activity.

Dealer acknowledges its responsibility to enter into a separate written agreement as required under Rule 22c-2 of the 1940 Act.

(l) Dealer agrees to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, its implementing regulations, and related SEC, SRO, and NASD rules. Further, Dealer agrees to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control, and to provide access to U.S. federal examiners to obtain information and records relating to its anti-money laundering program.

Dealer further agrees that it has established a Customer Identification Program ("CIP") in compliance with the rules issued by the Securities and Exchange Commission and the U.S. Department of Treasury in order to implement Section 326 of the USA PATRIOT Act.

Periodically, Distributor may ask Dealer to, and Dealer agrees to, consistent with paragraph (m) of this section, certify that it has in place and will maintain suitable and adequate know your customer policies and procedures and it will comply with all applicable laws and regulations regarding anti-money laundering activity.

(m) Dealer agrees to comply, and to provide Distributor with all information in order that Distributor and/or the Funds may comply, with all federal, state and local tax reporting and/or withholding requirements with respect to the Shares held by its customers.

(n) Dealer will make available to Distributor such information and access to personnel as may reasonably be requested, including providing copies of any amendments to Dealer's Form BD. Dealer further agrees to promptly provide any report filed by Dealer pursuant to NASD Conduct Rule 3070.

(o) As requested, Dealer agrees to provide such records that demonstrate or certifications that it is following all requirements, rules and regulations in connection with the handling of transactions in Fund Shares, and to the extent it cannot do so, such information explaining its inability to do so. Certifications shall specifically represent compliance with Dealer's obligations under this Agreement and with applicable rules and regulations, including but not necessarily limited to (i) the offering of Fund Shares to Dealer's customers only in accordance with requirements of a Fund's Prospectus and SAI regarding the timing and placement of orders; (ii) application of any waivers or reductions of Sales Charges applicable to a customer as such customer may be entitled to based on a Fund's Prospectus and SAI provisions regarding the purchase and redemption of Fund Shares; (iii) Dealer's internal policies and procedures which it believes to be appropriate and sufficient with regard to the handling of orders in respect of Fund Shares on a timely basis; (iv) Dealer's compliance with applicable regulations in respect of its anti-money laundering and customer privacy programs; (v) Dealer's cooperation and adherence to a Fund's frequent trading or market timing policies (including any records necessary to demonstrate such compliance as may be required under

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

Dealer's separate agreement with the Fund or its designated agent pursuant to Rule 22c-2); and (vi) the use of fees, including those deriving from a Fund's 12b-1 Plan (as defined below) in accordance with the terms of this Agreement (including, but not limited to, Section 4(b) hereof).

(p) Dealer has, and at all times throughout the term of this Agreement will have, procedures that are reasonably designed to prevent Dealer and its supervised persons from violating applicable laws, rules, and the terms of this Agreement. Dealer will also maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

(q) Dealer agrees to distribute Shares of the Funds to customers in accordance with federal laws and regulations and NASD regulations, including, but not limited to, NASD Rule 2830.

3. Orders and Payment for Shares. (a) Payment for Shares of any Class ordered from Distributor, in the amount of the then-current public offering price of Shares of such Class as determined in accordance with the terms of the applicable Prospectus and/or SAI, less any applicable Concession, as defined in
Section 4 below, will be made by bank wire or otherwise (NSCC settlement or check), according to written instructions provided by Distributor from time to time. Such payment must be received by Distributor prior to the end of the settlement period as may then be required by applicable law, including Rule 15c6-1 under the Exchange Act.

(b) If, for any reason, payment is not received by Distributor within the applicable time period after the execution of any order by or through Dealer, Distributor reserves the right, without any notice, to cancel the sale and to hold Dealer responsible for any loss, including loss of profits, suffered by Distributor or by the Funds resulting from such payment failure.

(c) Dealer will assume all responsibility and liability for any loss to the Funds caused by a correction made subsequent to the trade date, provided such correction was not based on any error, omission or negligence on the part of Distributor, and Dealer will immediately pay any such loss to the Funds upon notification.

4. Dealer's Compensation. (a) When Dealer sells Shares of a Fund, Dealer will be entitled to receive that portion of the Sales Charge, if any, and any other compensation, that may apply to such Fund and Class and that is allocated to securities dealers as set forth in the applicable Prospectus or SAI in connection with purchases of such Shares effected by or through Dealer. If a purchase by a customer of Dealer is entitled to a waiver or reduction of Sales Charges in accordance with the applicable Prospectus or SAI, Dealer hereby waives such portion of the Sales Charge otherwise allocable to it (the remaining portion being Dealer's "Concession"). If Dealer fails to notify Distributor of the applicability of a reduction in the Sales Charge at the time the trade is placed, neither Distributor nor the Funds will be liable for amounts necessary to reimburse any customer of Dealer for such amounts and such reimbursement will be solely the responsibility of Dealer. With respect to Shares subject to any deferred sales charge, Dealer will be entitled at the time of the sale of such Shares to compensation specified

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

in the applicable Prospectus or SAI or in any notice in writing from Distributor (Dealer's "Commission") but will not be entitled to any portion of the Sales Charge paid at the time of redemption of such Shares. Dealer will not be entitled to any Concession, Commission or other compensation until payment for the Shares has been received by Distributor as contemplated by Section 3.

(b) Distributor will pay to Dealer distribution and service fees pursuant to the Fund's 12b-1 ("12b-1 Plan") adopted by the Funds and set forth in the Funds' Prospectuses (such fees determined based on the net assets of the relevant Class of the Fund attributable to Shares owned by Dealer's customers), unless otherwise agreed to in writing by Dealer and Distributor. Dealer agrees that such fees will be used in accordance with applicable NASD rules and only for distributing a Fund's Shares and/or for providing personal services to shareholders, and maintaining shareholder accounts. Dealer acknowledges and agrees that it will not be entitled to any portion of fees paid to Distributor pursuant to a 12b-1 Plan unless and until Distributor is in receipt of the fee from the applicable Fund for such period. Termination of a 12b-1 Plan or reduction of payments to Distributor under a 12b-1 Plan will relieve or diminish (to the extent of a reduction of payments) Distributor's obligation to make payments under this paragraph to Dealer. The provisions of the Funds' 12b-1 Plan supersede this Agreement to the extent they are deemed inconsistent.

(c) In determining the amount of any Concession, Commission or any portion of fees pursuant to a 12b-1 Plan to which Dealer may be entitled, Distributor reserves the right to exclude any sales which it reasonably determines are not made in accordance with the terms of the applicable Fund's Prospectus or SAI, the provisions of this Agreement or the 12b-1 Plan. Dealer agrees to provide Distributor with supporting documentation concerning the shareholder services provided, as Distributor may reasonably request from time to time. Distributor's records and calculations will determine the amounts of any Concessions, Commissions and/or portion of fees payable pursuant to a 12b-1 Plan to which Dealer may be entitled, and Distributor will make such payments pursuant to its standardized schedule, which may change from time to time. In the event of any discrepancy between Concessions retained by Dealer and Distributor's records and calculations, Distributor's records and calculations will control and Dealer will promptly make payment in accordance with instructions to be provided to resolve any such discrepancy promptly upon receipt of notice of such discrepancy. Notwithstanding the foregoing, if any Shares sold to Dealer under the terms of this Agreement are tendered for redemption or repurchase within seven business days after the date of confirmation of the original purchase, it is agreed that Dealer will forfeit the right to any Concession, Commission or other compensation with respect to such Shares. Distributor will notify Dealer of any such redemption or repurchase within ten business days from the date on which the request for redemption or repurchase is delivered to Distributor or to the relevant Fund, and Dealer will immediately refund to Distributor any Concession, Commission or other compensation allowed or paid in connection with such sale, per written instructions to be provided by Distributor from time to time.

5. Blue Sky Qualifications. (a) Distributor represents and warrants that all Funds offered by it under this Agreement are registered for sale, or exempt from the registration requirements,

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

for those states as indicated on Schedule C. Distributor will not be obligated to qualify the Shares of the Funds or any Class thereof for sale in any particular jurisdiction and will not be responsible for the issuance, form, validity, enforceability or value of Shares of any Fund or any Class thereof. Dealer agrees not to knowingly offer for sale or sell Fund Shares in any jurisdiction in which the Shares are not qualified for sale or in which Dealer is not qualified as a broker-dealer. Distributor shall have no obligation or responsibility with respect to the qualifications or status of Dealer or Dealer's personnel selling Fund Shares or Dealer's right to purchase or sell Shares in any state or jurisdiction. Upon Dealer's reasonable request, Distributor will inform Dealer as to any advice received from Distributor's blue sky agent concerning the jurisdictions in which the Shares of the Funds or any Class thereof have been qualified for offer or sale or are exempt under the securities or Blue Sky laws of such jurisdiction.

(b) Each order that Dealer submits for the purchase of Shares of any Fund will identify the state or states of residence of the customers who will be the beneficial owners of such Shares, including in omnibus accounts. If the sale of Shares of such Fund to customers in a particular state would cause the total number of Shares of such Fund sold in such state to exceed the number of Shares of such Fund that had been registered in such state, Distributor will have no obligation to sell such Shares to Dealer or to Dealer's customer provided, however, that Distributor shall promptly notify Dealer if it declines to sell any shares for this reason. Notwithstanding the foregoing, Dealer will also use all reasonable efforts to enable Distributor to take advantage of Blue Sky exemptions, including cooperating with Distributor's requests for information relevant to determination of exemptions from jurisdictional registration requirements.

6. Wrap Programs. (a) Dealer may choose to sell any or all of the A Shares ("Wrap-funds") listed on the attached Schedule A through a discretionary or nondiscretionary wrap program for which Dealer is the sponsor ("Program"); (b) the Wrap-funds shall be made available to clients of Dealer at net asset value without the imposition of initial or contingent deferred sales charges, miscellaneous fees or charges, or exchange fees, if any; (c) the sale of Wrap-funds shall be made pursuant to the terms and conditions of this Agreement as well as the terms and conditions of any agreement(s) between Dealer and Distributor and/or Distributor's transfer agent to facilitate the transmission of information regarding accounts through the NSCC-FundSERV networking system;
(d) Distributor shall waive minimums for Wrap-funds in a discretionary wrap Program but shall NOT waive minimums for Wrap-funds in a nondiscretionary wrap Program; and, (e) Dealer shall provide in writing to Distributor information on the Program, including the Wrap-funds that are included, whether the account is held omnibus, and other information as Distributor may reasonably request.

7. Representations and Warranties.

Each party represents, warrants, and covenants to the other that:

(a) It is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and, if a broker-dealer, it

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

is qualified to act as a broker-dealer in the states or other jurisdictions in which it transacts business.

(b) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for the representing party's lawful execution and delivery of this Agreement and performance hereunder have been obtained.

(c) Upon execution and delivery by the representing party, and assuming due and valid execution by the other party, this Agreement will constitute a valid and binding agreement, enforceable against the representing party in accordance with its terms.

(d) If a broker-dealer, the representing party is a member in good standing of the NASD and, as applicable, the NSCC, and is authorized to use the Fund/SERV Networking system and will abide by the rules and regulations of the NSCC.

(e) With respect to the arrangements contemplated by this Agreement, the representing party is in compliance with and undertakes to continue to comply with (i) all applicable federal and state laws, rulings, administrative rules, and orders, including without limitation the provisions of the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder, (ii) the applicable rules, regulations and interpretations by governmental and regulatory bodies and self-regulatory organizations having jurisdiction, including, without limitation, the NASD, and (iii) if applicable, the conditions of any orders issued by, or consent decrees entered into with, the Securities and Exchange Commission or state regulatory authorities.

(f) It will provide immediate notice to the extent it is unable to perform under the terms of this Agreement, such notice to be provided consistent with Section 12 of this Agreement.

Dealer represents, warrants, and covenants that:

(a) The execution, delivery and performance of this Agreement does not and will not (i) violate in any material respect any law or regulation (including without limitation, any Federal securities laws or provision of the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any judgment or order by which the Dealer is bound, or (ii) constitute a nonexempt prohibited transaction within the meaning of section 4975 of the Code or section 406 of ERISA.

8. Indemnification. Each party will reimburse or indemnify, defend and hold harmless the other party, including the other party's affiliates, officers, agents, delegatees, directors, employees, and Dealer will indemnify and hold harmless each Fund and any of its affiliates, directors, officers, employees and agents, and each person, if any, who controls any of them within the meaning of the Investment Company Act, the Exchange Act and the Securities Act, against any and all liabilities, demands, claims, actions and causes of actions, suits, obligations, encumbrances, losses, damages, costs and expenses (including the reasonable

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

cost of investigating and defending any alleged liabilities, demands, claims, actions and causes of actions, suits, obligations, encumbrances, losses, damages, costs and expenses and reasonable attorneys' fees incurred in connection therewith), arising out of or in connection with (a) any breach by such party of any material representation, warranty, covenant or provision contained in this Agreement; and (b) any violation of law, rule or regulation by such party that is the result of the negligence or willful misconduct of such party.

9. Confidentiality and Privacy. (a) Each party acknowledges and understands that with respect to the activities described in this agreement any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans, product development or customer information ("Proprietary Information") shared by one party with the other is confidential and proprietary, constitutes trade secrets of the owner of such Proprietary Information, and is of great value and importance to the success of the owner's business. The recipient of any such Proprietary Information agrees to use its best efforts (the same being not less than that employed to protect its own proprietary information) to safeguard any Proprietary Information received from the other party and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. The recipient of any such Proprietary Information shall not, without the prior written approval of any officer of the owner, directly or indirectly, disclose the Proprietary Information to any person or business entity except for a limited number of employees, attorneys, accountants and other advisors of the recipient on a need-to-know basis or as may be required by law or regulation or in response to a request by a regulatory body or self regulatory examination. The recipient of any such Proprietary Information shall promptly notify the owner in writing of any unauthorized, negligent or inadvertent use or disclosure of Proprietary Information. The recipient of any such Proprietary Information shall be liable under this Agreement to the owner for any use or disclosure in violation of this Agreement by it or its employees, attorneys, accountants, or other advisors or agents.

The recipient of such Proprietary Information shall not have any obligations under this Section 9 with respect to any information that is: (i) already known to the recipient or its affiliates at the time of the receipt; (ii) publicly known at the time of the receipt; or (iii) independently developed by the recipient or its affiliates. This Section 9 shall continue in full force and effect notwithstanding the termination of this Agreement. Upon termination of this Agreement, unless otherwise required by applicable law, the recipient shall promptly redeliver all Proprietary Information, in whatever medium (whether prepared by the owner or otherwise), and will not retain any copies, extracts or other reproductions in whole or in part of any such material.

(b) The parties agree to take all steps necessary to comply with applicable federal and state laws, regulations and rules governing consumer information security and privacy, including but not limited to Title 5 of the Gramm-Leach-Bliley Act, 15 U.S.C. Sections 6801-6827 and Regulation S-P, codified at 17 C.F.R., Part 248, and by the rules and regulations of the NASD governing consumer information security and privacy.

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

(c) To the extent one party provides the other party with any nonpublic personal information (as defined below) to perform services or functions on behalf of the other party or otherwise in connection with this Agreement, such party will not disclose such personal information for any purpose other than to carry out the purposes for which the personal information was provided or as permitted or required by law in the ordinary course of business to carry out those purposes. "Personal Information" includes any personally identifiable information or records in any form (written, electronic, or otherwise) relating to a consumer or customer, including, but not limited to: (i) a customer's name, address, telephone number, account number, tax identification information; (ii) the fact that a customer has a relationship with one of the parties; and (iii) any other personal identifiable information; provided, however, that Personal Information shall not include any such information that a party obtained independently and not in connection with this Agreement.

(d) Each party represents that it has adopted and implemented policies and procedures that address administrative, technical, and physical safeguards for the protection of client records and Personal Information and that are reasonably designed to: (i) ensure the security and confidentiality of client records and Personal Information; (ii) protect against any anticipated threats or hazards to the security or integrity of client records and Personal Information; (iii) protect against unauthorized access to or use of client records and Personal Information that could result in substantial harm or inconvenience to any client; and (iv) protect against unauthorized disclosure or use of client records and Personal Information in connection with the disposal thereof or upon the expiration of this Agreement, unless otherwise prohibited by law.

10. Termination. Either party to this Agreement may cancel this Agreement (a) without cause, at any time upon 30 days' prior written notice to the other party; or (b) immediately for cause upon the violation of any of the provisions hereof by the other party. Such cancellation will be effective upon the effective date of such notice. In addition, this Agreement will terminate automatically upon its attempted assignment (absent the written consent of the other party) or, with respect to any Fund, upon the happening of any event that terminates such Funds' Distribution Agreement; provided, however, that Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of, or company under common control with, Distributor without notice to or the consent of Dealer.

This Agreement will terminate automatically upon the Dealer's expulsion from the NASD. A suspension from the NASD, the initiation of customer protection proceedings by the Securities Investor Protection Corporation (or its successor), the appointment of a trustee for all or substantially all of Dealer's business assets, or Dealer's violation of applicable state, federal or foreign laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon the date Distributor provides written notice to Dealer of such termination.

11. Representations to Survive. The provisions of Sections 8, 9, and 11 of this Agreement will survive the offer and sale of the Shares of the Funds, to the extent permitted by applicable law, and the termination or cancellation of this Agreement.

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                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

12. No Third Party Beneficiaries; Use of Names. Other than the rights of the Funds and the rights of the Funds' designated agent, this Agreement is not intended to, and does not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall have any right to use the name or any trade name, trademark, service mark or logo of the other party in any manner or for any purpose without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

13. Notices. Any notice or other communication required or permitted hereunder will be deemed to have been duly given if delivered by hand, mail or facsimile at the addresses set forth in the signature blocks to this Agreement or such other address as may be subsequently notified to the other party. Any such notice or communication will be deemed given on the date sent if delivered personally or by facsimile, on the next day after it is sent if sent via overnight delivery by Federal Express or similar delivery service, or on the third day after it is sent via registered mail with the U.S. Postal Service.

14. Amendments. This Agreement may be modified or amended only by mutual written agreement of both parties. Notwithstanding the foregoing, Distributor may unilaterally modify or amend Schedule A, Schedule B or Schedule C to this Agreement at any time by written notice to Dealer and Dealer's placing of an order or Dealer's acceptance of payments of any kind under this Agreement, in each case after the giving of such notice, will be deemed acceptance by Dealer of the modification and/or amendment described in such notice.

15. Entire Agreement. This Agreement and the Schedules hereto express the entire understanding of the parties hereto with respect to the payment of Sales Charges, Concessions, Commissions and 12b-1 Plan payments and the services performed hereunder, and it supersedes and replaces any and all former agreements, understandings, letters of intent, representations or warranties relating to such subject matter and contains all of the terms, conditions, understandings, representations, warranties, and promises of the parties hereto in connection therewith. The parties understand and agree that Distributor, the Funds, their administrator, and/or their affiliates may have other agreements with Dealer and/or its affiliates that address other subject matter and provide for payment of other compensation.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Minnesota, without giving effect to principles of conflicts of laws.

17. Arbitration. Any dispute between the parties concerning this Agreement not resolved between the parties will be arbitrated in Minnesota in accordance with the rules and regulations of the NASD.

                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

18. Partial Invalidity. The invalidity of any provision of this Agreement will not impair or affect the validity of the remaining portions hereof, and in such circumstances this Agreement will be construed as if such invalid provision had not been included therein.

19. Counterparts. This Agreement may be executed manually or by facsimile transmission signature in any number of counterparts. Each of such counterparts will for all purposes be deemed an original, and all such counterparts will together constitute but one and the same instrument.

20. Effective Date: This Agreement will become effective as of the later of i) the date set forth by the last executing party below, or ii) such later date as Distributor may, in its discretion, designate.

21. No Waiver. No failure to enforce, nor any breach of any term or condition of this Agreement, shall operate as a waiver of such term or condition, or of any other term or condition, nor constitute nor be deemed a waiver or release of any other rights at law or in equity, or of claims which any party may have against any other party, for anything arising out of, connected with, or based upon this Agreement. Any waiver, including a waiver of this Section, must be in writing and signed by the parties to this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth below by a duly authorized representative of the parties hereto:

RIVERSOURCE DISTRIBUTORS, INC.


By:
    -------------------------------------
Print Name:
            -----------------------------
Its:
     ------------------------------------
Date:
      -----------------------------------
Address: 1818 Ameriprise Financial Center
         Minneapolis, MN 55474


ENTITY NAME (BOLD)


By:
    -------------------------------------
Print Name:
            -----------------------------
Its:
     ------------------------------------

                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

Date:
      -------------------------------
Address:
         ----------------------------

         ----------------------------

                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

                                   SCHEDULE A

See attachment.

                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

                                   SCHEDULE B

Orders for purchases and redemptions will be processed as set forth in this Schedule B. Unless otherwise defined below, all capitalized terms have the meanings specified in this Agreement.

Procedures for Communication of Transactions:

     (1) Dealer certifies that all instructions delivered to the Fund's designated agent on any business day that the New York Stock Exchange is open for business ("Business Day") shall have been received by the Dealer from the Client-shareholder by the close of trading on the New York Stock Exchange (the "Close of Trading") on such Business Day and that any instructions received by it after the Close of Trading on any given Business Day will be transmitted to the Fund's designated agent on the next Business Day. Dealer further certifies that all such instructions received by it from a Client-shareholder by the Close of Trading on any Business Day will be delivered to the Fund's designated agent such Business Day.

          In furtherance of the above, Dealer agrees to date and time stamp all orders received by the Dealer and promptly, upon receipt of any and all orders, to transmit to Distributor all orders received so as to permit Distributor to process all orders at the price next determined after receipt by the Dealer. Dealer agrees to maintain all aforementioned records.

     (2) On each Business Day on which Dealer receives instructions, it will transmit to the Fund's designated agent directly for check and application business prior to the NSCC's trade cutoff time (currently 11:00 p.m. Eastern Time on trade date) purchase and redemption instructions for all its customers. In situations where Dealer is unable to meet that cutoff time due to a catastrophic event (e.g. system failure) it may request an exception by calling in the instructions by no later than 11:00 a.m. Eastern Time on the Business Day following the trade date for such orders, and such instructions will still be effected at the net asset value for the previous Business Day on an "as of" basis. In such cases, if the Fund's designated agent agrees to process such trade(s), Dealer agrees to reimburse each Fund for any loss incurred by that Fund or dilution caused to that Fund promptly upon demand.

     (3) With respect to purchase instructions, Dealer will segregate such instructions by Sales Charge discount category consistent with the terms of the Funds' prospectuses. In applying Sales Charges, Dealer will take into account other assets eligible for linking pursuant to rights of accumulation, concurrent purchases, aggregating accounts and statement of intention, each as described in the Funds' prospectuses. In the case of redemption instructions, Dealer will transmit to the Fund's designated agent, in accordance with the above, one aggregate instruction for each Fund reflecting all redemption orders received

                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

          on behalf of all Firm's customers. Dealer will disburse or credit to its customers all proceeds of redemptions of Shares of each Fund and all dividends and other distributions not reinvested in Shares of a Fund.

     (4) Non-NSCC trade corrections will be processed manually. Processing errors which result from the delay or error caused by the Dealer must be adjusted by providing written instructions to the Fund's designated agent for the transactions on an as-of basis and the cost to the Fund's designated agent of such transactions shall be borne by the Dealer.

                                     FORM OF
                                RIVERSOURCE FUNDS
                                DEALER AGREEMENT

                                   SCHEDULE C

As of the effective date of this Agreement, the Funds are offered for sale in all fifty U.S. States and all U.S. Protectorates. This Schedule will be amended by Distributor should the status of any Fund change.